Exhibit 99.1

FOR IMMEDIATE RELEASE

Newtek Business Services Subsidiary Receives $10 Million Line of Credit

New York, N.Y. – October 23, 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT), a provider of business services and financial products to the small business market under the Newtek™ brand, has announced that North Fork Bank has provided a $10 million financing facility to Newtek’s Crystaltech Webhosting, Inc. subsidiary. CrystalTech and Newtek may use the facility for working capital or acquisition needs within the companies’ business lines.

“We have had a long-standing and very positive working relationship with North Fork Bank,” said Barry Sloane, Chairman and CEO of Newtek Business Services. “The line of credit from North Fork provides us with liquidity and flexibility to further our growth through capital draws and future acquisitions.”

“We were pleased to have the opportunity to structure a comprehensive financial solution for Newtek and continue to serve the company’s banking needs,” said Adam Ostrach, Senior Vice President of North Fork Bank, a division of Capital One, N.A. “This new credit facility should provide Newtek with additional flexibility to support the continued development of the company.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the SBA, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 80,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

➢	Business Lending: Business loans to start up, acquire, or expand a business

➢	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

➢	Insurance Services: Nationwide commercial and personal lines of insurance

➢	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

➢	Web Hosting: Full service web host including domain registration and online shopping cart tools

➢	Web Design and Development: Customized web design and development services for a powerful web presence

➢	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

➢	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

➢	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

➢	Payroll Services: Payroll management processing to employee tax filing

For more information, go to www.newtekbusinessservices.com.

About North Fork Bank

Headquartered in McLean, Virginia, Capital One Financial Corporation (http://www.capitalone.com) is a financial holding company, with 732 locations in New York, New Jersey, Connecticut, Texas and Louisiana. Its principal subsidiaries, Capital One Bank, Capital One Auto Finance, Inc., and Capital One, N.A., offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One’s subsidiaries collectively had $83.3 billion in deposits and $146.4 billion in managed loans outstanding as of September 30, 2007. Capital One, a Fortune 500 company, trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

The Commercial Banking group of North Fork Bank, a division of Capital One Bank, N.A., provides cash management, leasing and loan products such as term loans, letters and lines of credit designed to help grow small and middle market businesses. For more information, contact www.northforkbank.com/commercial

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com